UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 31, 2020 (August 1, 2013)

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15697	22-3542636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELTP	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 2 to the Current Report on Form 8-K (the “Form 8-K”), originally filed by Elite Pharmaceuticals, Inc. with the Securities and Exchange Commission (the “Commission”) on August 5, 2013, and amended by Amendment No. 1 which was filed with the Commission on August 30, 2018, is being filed solely for the purposes of replacing Exhibit 10.1 with a new agreement that contains no redactions.

Except as described above, No other changes have been made to the Form 8-K or amendment No. 1 thereto. This Amendment No. 2 does not otherwise amend, change, modify or update the disclosures set forth in the Form 8-K as originally filed and does not otherwise reflect events, results or developments that may have occurred, or facts that have become known, after the original filing of the Form 8-K. Accordingly, this Amendment No. 2 consists only of the cover page, this Explanatory Note, Item 901 of the Form 8-K and the Signature Page.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report:

Exhibit No.	Description

10.1	August 1, 2013, Asset Purchase Agreement between the Company and Mikah Pharma LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment no. 2 to the report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2020	ELITE PHARMACEUTICALS, INC.

	By:	/s/ Carter Ward
Carter Ward, CFO

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